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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

           We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of PolyVision Corporation for the registration of 17,920,306 shares of its common stock of our report dated May 22, 1998, with respect to the consolidated financial statements of Alliance International Group, Inc. included in PolyVision Corporation's Current Report on Form 8-K/A dated November 20, 1998 filed with the Securities and Exchange Commission.


Ernst & Young LLP

Atlanta, Georgia
April 19, 1999